UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 18, 2010
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:                614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 18, 2010, Commercial Vehicle Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, as underwriter, for the issuance and sale in a public offering of 3,800,000 shares of the Company’s common stock, par value $0.01 per share, at a public offering price of $6.25 per share, less discounts and commissions of $0.375 per share. All shares are being offered by the Company. Under the terms of the Underwriting Agreement, the Company has granted the underwriter an option to purchase up to 570,000 additional shares at the public offering price less the underwriting discount to cover any over-allotments.
Assuming no exercise of the underwriter’s over-allotment option, the Company expects to receive net proceeds from the offering of approximately $22.0 million after deducting underwriting discounts and commissions and estimated expenses of the offering. The Company expects to use the net proceeds from the offering for general corporate and working capital purposes, including the funding of strategic initiatives that the Company may undertake from time to time.
The offering is being made pursuant to the Company’s effective Registration Statement on Form S-3 (Reg. No. 333-163276), as amended (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated March 18, 2010 and a final prospectus supplement dated March 18, 2010.
The Underwriting Agreement contains customary representations, warranties, and covenants that are valid as among the parties as of the dates set forth in the Underwriting Agreement, and are not factual information to investors about the Company. The Company expects to close the sale of the common stock on March 24, 2010, subject to customary closing conditions.
The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 hereto.
In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Kirkland & Ellis LLP as to the legality of the shares of common stock (Exhibit 5.1), (iii) the consent of Kirkland & Ellis LLP (Exhibit 23.1) and (iv) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.2).
Item 8.01 Other Events.
On March 19, 2010, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.1 to this Report, and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 18, 2010, between the Company and Robert W. Baird & Co. Incorporated.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

99.1	Press release dated March 19, 2010.

Exhibit No.	Description
99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s Registration Statement on Form S-3 (Reg. No. 333-163276), as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
March 19, 2010	By:	/s/ Chad M. Utrup
		Name:	Chard M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 18, 2010, between the Company, the selling shareholders named in Schedule II thereto and Robert W. Baird & Co. Incorporated.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

99.1	Press release dated March 19, 2010.

99.2	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Company Registration Statement on Form S-3 (Reg. No. 333-163276), as amended.